Exhibit 99.1
Lazard Completes Its Acquisition of Campbell Lutyens and Launches Lazard CL, the Global Leader for the Next Era of Private Capital

NEW YORK and LONDON, November 2, 2026 – Lazard, Inc. (NYSE: LAZ) today announced the completion of the firm’s acquisition of Campbell Lutyens and the launch of Lazard CL, the global leader in private capital advisory. The transaction, announced on April 30, 2026, brings together top-tier bankers and worldwide operations across Lazard’s private capital advisory and the Campbell Lutyens businesses. The establishment of Lazard CL marks a milestone in the Lazard 2030 strategy to deliver long-term, profitable growth, expanding the solutions provided to clients and further diversifying the firm’s revenue.
Peter Orszag, CEO and Chairman of Lazard: “We are thrilled to launch our third global business, Lazard CL. By pairing leading global positions in primary fundraising and secondary advisory with our world-class M&A, capital markets, and restructuring expertise, we are deepening the connectivity between our advisory businesses and strengthening our reach across both the largest strategic transactions and private capital activity. Campbell Lutyens is an exceptional firm with outstanding talent and a culture much like ours—commercial, collegial, and committed to clients—and I am delighted to welcome the team to Lazard.”
Lazard CL brings together highly complementary platforms with a long history of delivering results for clients. With more than 300 advisory professionals and 19 offices worldwide, Lazard CL represents collectively advising on more than $1 trillion of primary capital raised and secondary transaction volume across approximately 1,300 mandates over the past four decades. As fundraising becomes more competitive and liquidity solutions more complex, institutional investors, financial sponsors, and their portfolio companies need independent, differentiated advice across the full private capital lifecycle—and Lazard

CL’s global distribution network, deep expertise, and track record of execution make it well positioned to meet that need.
•One Platform, Multiple Solutions: The full range of fund placement, primary fundraising, secondary advisory, and GP capital advisory services to financial sponsors, institutional investors, and other active market participants across the private capital lifecycle, from capital formation to liquidity to strategic alternatives. Lazard CL extends global distribution capabilities to connect approximately 4,000 institutional investors to both compelling investment opportunities and liquidity solutions through a dedicated team of more than 60 LP distribution professionals.
•Deep Asset Class and Transaction Experience: Specialized expertise across all major asset classes—private equity, private credit, infrastructure, and real estate—and across every major capital center, including North America, Europe, the Middle East, and Asia-Pacific.
•A Differentiated Data Advantage: Proprietary datasets built over the last 15 years, currently referencing approximately 100,000 investor sentiment data points and approximately 20,000 fund pricing data points. Paired with Lazard’s leading AI capabilities, these inform sharper benchmarking, positioning, and investor targeting for clients.
•Independent Advice: A dedicated business, purpose-built for private capital clients. Backed by the strength of Lazard’s global brand and infrastructure while operating autonomously, Lazard CL delivers independent, objective, and discreet counsel at every stage of the private capital cycle, from initial fundraising to GP capital advisory.
Gordon Bajnai, Co-CEO of Lazard CL: “Today, Lazard CL opens its doors as the largest integrated platform in private capital advisory anywhere in the world. Campbell Lutyens spent 38 years building an independent, entrepreneurial franchise rooted in a client-first mentality, and that same spirit now carries forward into our new business. Along with

Lazard's strength across Financial Advisory, Lazard CL gives our clients a global scale and reach that few in the industry can match.”
Holcombe Green, Co-CEO of Lazard CL: "Lazard CL represents the next stage of everything we've built in private capital advisory at Lazard over the past five years—a period in which our business has more than doubled its revenue and expanded its footprint globally. This transaction augments our standout capabilities in private equity and real estate with category leadership in infrastructure and private credit, bringing the expertise of our teams together to create the most comprehensive business in the private capital advisory space.”
As shared at the time of the acquisition announcement on April 30, 2026, the upfront consideration at transaction close was paid primarily in the form of Lazard stock with portions subject to lock-up arrangements of up to three years, strengthening Lazard’s balance sheet and aligning the combined team with the firm’s long-term performance. As shared on Lazard’s third quarter and first nine months of 2026 earnings call, the Campbell Lutyens business is performing ahead of the assumptions that supported the acquisition. Lazard continues to anticipate that Lazard CL will generate approximately $500 million of estimated combined revenue and be accretive to earnings in 2027 before accounting for revenue or expense synergies. Please visit Lazard.com for additional information.
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About Lazard
Founded in 1848, Lazard is the preeminent financial advisory, private capital advisory, and asset management firm, with operations in across North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters. Lazard also advises private markets sponsors and investors on primary fundraising, secondary transactions, and GP capital solutions, and provides asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard is listed on the New York Stock Exchange as Lazard, Inc. under the ticker LAZ. For more information, please visit Lazard.com and follow Lazard on LinkedIn.
Lazard CL, a subsidiary of Lazard, Inc. (NYSE: LAZ), provides dedicated primary fundraising, secondary advisory, and GP capital advisory services in private equity, private credit, infrastructure, and real estate markets across the Americas, Europe, the Middle East, and Asia Pacific. For more information, please visit LazardCL.com and follow LazardCL on LinkedIn.
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Media Contact	Investor Contact

Shannon Houston, +1 212-632-6880	William Murdock, +1 212-632-1564
Shannon.Houston@lazard.com	William.Murdock@lazard.com
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” "pipeline," or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, include statements regarding Lazard CL’s estimated combined revenue and the expected accretion of the acquisition of Campbell Lutyens to earnings in 2027; the anticipated benefits and future performance of Lazard CL, including growth opportunities, connectivity across our businesses and benefits to clients; and our Lazard 2030 strategy to deliver long-term, profitable growth.
These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•The possibility that anticipated benefits of the acquisition of Campbell Lutyens may not be realized when expected or at all;
•Difficulties, delays or higher than expected costs in integrating Campbell Lutyens’ business, operations and personnel;
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•Changes in international trade policies and practices including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, the risk of potential government shutdowns, and the economic impacts, volatility and uncertainty resulting therefrom;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, fundraising or secondaries activity, our share of those markets or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items
These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.